UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 3, 2015

INTERACTIVE MULTI-MEDIA AUCTION CORPORATION
(Exact name of registrant as specified in its charter)

British Virgin Islands	333-185909	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2/F Eton Tower, 8 Hysan Avenue, Causeway Bay, Hong Kong SAR China	N/A
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code +852 2910 7795

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03   Amendments to Articles of Incorporation or Bylaws

Item 8.01   Other Items

Our board of directors approved a four (4) new for one (1) old forward split of our authorized and issued and outstanding shares of common.   Amended Memorandum of Association and Articles of Association for the stock split were filed and became effective on January 26, 2015 under the British Virgin Islands Business Companies Act.  Consequently, our authorized share capital increases from 100,000,000 to 400,000,000 shares of common stock and our issued and outstanding common stock increases from 11,300,000 to 45,200,000 shares, all with a par value of $0.00025.

The forward stock split has been reviewed by the Financial Industry Regulatory Authority (FINRA) and has been approved for filing with an effective date of February 3, 2015.

The forward split will become effective with the Over-the-Counter Bulletin Board at the opening of trading on February 3, 2015 under the symbol "IMMAD".  The "D" will be placed on our ticker symbol for 20 business days.  Our new CUSIP number is G4895B108.

Item 9.01   Financial Statements and Exhibits

Exhibit No.	Description

3.1	Amended Memorandum of Association and Articles of Association

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERACTIVE MULTI-MEDIA AUCTION CORPORATION

Date: February 3, 2015	By:	/s/JULIUSCESARLEGAYODEVERA
Julius Cesar Legayo De Vera
President